As filed with the Securities and Exchange Commission on October 31, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation or organization)

O’Hara House
One Bermudiana Road
Hamilton, HM08
Bermuda
(441) 292-8515
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

98-1304974
(I.R.S. Employer Identification Number)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and
telephone number, including area code, of agent
for service)

XLIT LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands
(State or other jurisdiction of incorporation or
organization)

O’Hara House
One Bermudiana Road
Hamilton, HM08
Bermuda
(441) 292-8515
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

98-0191089
(I.R.S. Employer Identification No.)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and
telephone number, including area code, of agent
for service)

Copies to:

Kirstin R. Gould, Esq. Executive Vice President, General Counsel and Secretary XL Group Ltd XLIT Ltd. O’Hara House One Bermudiana Road Hamilton, HM08 Bermuda (441) 292-8515	Todd E. Freed, Esq. Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
XL Group Ltd Common Shares (par value US$0.01 per share)
XL Group Ltd Preference Shares (par value US$0.01 per share)
XL Group Ltd Depositary Shares
XL Group Ltd Common Share Warrants
XL Group Ltd Purchase Contracts
XL Group Ltd Purchase Units (3)
XL Group Ltd Debt Securities
XL Group Ltd Guarantees of XLIT Ltd. Debt Securities (4)
XLIT Ltd. Debt Securities

(1)	These offered securities may be sold separately, together as units or with other offered securities.

(2)
An unspecified amount of securities or initial aggregate offering price of each identified class is being registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued as units. With respect to all securities that may be offered and sold under this Registration Statement, the registrant has elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act to defer all of the registration fee with respect to such securities.

(3)
Each XL Group Ltd Purchase Unit consists of  (a) an XL Group Ltd Purchase Contract, under which the holder or XL Group Ltd, upon settlement, will purchase a fixed or varying number of XL Group Ltd Common Shares, and (b) a beneficial interest in either XL Group Ltd Debt Securities (which may be senior or subordinated), debt or equity obligations of third parties, including U.S. Treasury securities of XL Group Ltd, XL Group Ltd Preference Shares or XLIT Ltd. Debt Securities (which may be senior or subordinated), in each case purchased with the proceeds from the sale of the XL Group Ltd Purchase Units. No separate consideration will be received for the XL Group Ltd Purchase Contracts.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the XL Group Ltd Guarantees.

PROSPECTUS
XL Group Ltd
Common Shares
Preference Shares
Depositary Shares
Common Share Warrants
Purchase Contracts
Purchase Units
Debt Securities
Guarantees of XLIT Ltd. Debt Securities
XLIT Ltd.
Debt Securities
Fully and Unconditionally Guaranteed by XL Group Ltd

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Group Ltd Common Shares	•	XL Group Ltd Purchase Units
•	XL Group Ltd Preference Shares	•	XL Group Ltd Debt Securities
•	XL Group Ltd Depositary Shares	•	XL Group Ltd Guarantees of XLIT Ltd. Debt Securities
•	XL Group Ltd Common Share Warrants	•	XLIT Ltd. Debt Securities Guaranteed by XL Group Ltd
•	XL Group Ltd Purchase Contracts
XL Group Ltd Common Shares are traded on the New York Stock Exchange under the symbol “XL” and on the Bermuda Stock Exchange under the symbol “XL.BH”. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. See “Risk Factors” on page 3.
We may offer and sell these securities from time to time in one or more offerings in an unlimited dollar amount. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other jurisdiction’s securities commission or regulatory body has approved or disapproved of the securities referred to in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that XL Group Ltd and XLIT Ltd. filed with the Securities and Exchange Commission (the “SEC”) utilizing an “automatic shelf” registration process, relating to:
1.XL Group Ltd’s common shares, preference shares, depositary shares, common share warrants, purchase contracts, purchase units, debt securities and guarantees of XLIT Ltd.’s debt securities; and
2.XLIT Ltd.’s debt securities, which will be fully and unconditionally guaranteed by XL Group Ltd.
Under this shelf process, we may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information, please refer to the combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "registration statement") relating to the offered securities, which XL Group and XL-Cayman have filed with the SEC under the Securities Act of 1933 (as amended, the "Securities Act"). Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise and except as otherwise indicated:

•	“XL Group” refers to XL Group Ltd, an exempted company incorporated under the laws of Bermuda, and not any of its subsidiaries;

•	“we,” “us” and “our” refer to XL Group and its subsidiaries;

•	“XL-Cayman” refers to XLIT Ltd., an exempted company incorporated under the laws of the Cayman Islands, and not any of its subsidiaries; and

•	"XL-Ireland" refers to XL Group plc, a public limited company incorporated under the laws of Ireland, the predecessor issuer to XL-Group.
No invitation, whether direct or indirect, may be made to the public in the Cayman Islands for any securities issued by XL-Cayman unless such securities are listed on the Cayman Islands Stock Exchange.
Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda nor the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of the securities referred to in this prospectus or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of securities of a Bermuda company, other than in cases where the BMA has granted a general permission. The BMA, in its policy notice to the public dated June 1, 2005, has issued its general permission for the free issuance and transferability of our equity securities, which would include our common shares, as long as any equity securities of XL Group remain listed on the New York Stock Exchange (the “NYSE”) or other appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes. The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements or opinions expressed in this prospectus or in any prospectus supplement.
Pursuant to the Bermuda Insurance Act 1978, as amended, and its related regulations (the “Insurance Act”), each shareholder or prospective shareholder of XL Group will be responsible for notifying the BMA in writing of such shareholder becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Catlin Insurance Company Ltd., Catlin Re Switzerland Ltd., Hubble Re Ltd., XL Bermuda Ltd or XL Life Ltd, within 45 days of becoming such a shareholder controller. Each such shareholder controller will also be responsible for notifying the BMA in writing where he has reduced or disposed of his indirect or direct shareholding in such registered insurers (other than Hubble Re Ltd.) such that the proportion of the voting rights held by the shareholder controller reaches or falls below the thresholds set out above, not later than 45 days after such disposal. Such registered insurers are also required to notify the BMA in writing in the event of any person ceasing to be a controller, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of any registered insurer are accustomed to act, including any person who holds, or is entitled to exercise, 10% of more of the voting shares or voting power, or is able to exercise a significant influence over the management of, the registered insurer. The BMA may serve a notice of objection on any controller of a registered insurer if it appears to the BMA that the person is no longer fit and proper to be such a controller.
WHERE YOU CAN FIND MORE INFORMATION
XL Group and XL-Cayman have filed with the SEC under the Securities Act the registration statement on Form S-3 relating to the offered securities.
XL Group is subject to the informational requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Group files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Group, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL-Cayman is a wholly-owned subsidiary of XL Group. To comply with its obligations under the Exchange Act, XL-Cayman relies upon XL Group’s filings. Any debt securities of XL-Cayman offered and sold pursuant to this prospectus will be fully and unconditionally guaranteed by XL Group but not by any direct or indirect subsidiary of XL Group. See “Description of Debt Securities and Guarantees.”
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information XL Group files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Group files after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, which have been filed by XL Group with the SEC , and any future filings made by XL Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 4, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 4, 2017;

•	Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Common Shares of XL Group Ltd held on May 19, 2017, filed on April 5, 2017;

•
Current Reports on Form 8-K filed on March 19, 2015, June 26, 2015, January 9, 2017, February 22, 2017, March 1, 2017, April 4, 2017, May 23, 2017, June 8, 2017, June 15, 2017, June 22, 2017, June 27, 2017, June 29, 2017, July 7, 2017, September 12, 2017, October 11, 2017 and October 26, 2017; and

•
the description of XL Group Ltd’s common shares included in the Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares of XL Group plc held on June 23, 2016, filed on May 11, 2016, set forth in the section “Description of XL Group Ltd Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Memorandum of Association and Bye-laws of XL Group Ltd filed as Exhibits 3.3 and 3.4 to the Current Report on Form 8-K12B/A filed on July 25, 2016.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:
XL Group
Investor Relations
100 Washington Boulevard
6th Floor
Stamford, CT 06902
Telephone: (203) 964-3573
Fax: (203) 964-4056
Email: investorinfo@xlgroup.com
We have not authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our latest Annual Report on Form 10-K and the other reports and documents we have filed with the SEC and will file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and uncertainties as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks and uncertainties could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

XL GROUP LTD AND XLIT LTD.
XL Group, through its subsidiaries, including XL-Cayman, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.
XL Group is incorporated in Bermuda as an exempted company. XL Group’s principal executive offices are located at O’Hara House, One Bermudiana Road, Hamilton, HM08, Bermuda. XL Group’s telephone number is (441) 292-8515. XL Group’s website address is www.xlgroup.com. The information contained on XL Group’s website is not incorporated by reference into this prospectus.
XL-Cayman is incorporated in the Cayman Islands as an exempted company and is a wholly owned subsidiary of XL Group. XL-Cayman’s principal executive offices are located at O’Hara House, One Bermudiana Road, Hamilton, HM08, Bermuda. XL-Cayman's telephone number is (441) 292-8515.
You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “anticipate,” “may,” “could” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the continuation of downward trends in rates for property and casualty insurance and reinsurance;

•
changes in the size of claims we receive relating to unpredictable natural or man-made catastrophe losses, such as hurricanes, earthquakes, typhoons, floods, nuclear accidents or terrorism, due to the preliminary nature of some reports and estimates of loss and damage to date, and in particular our loss estimates and industry loss estimates relating to hurricanes Harvey, Irma and Maria, the 2017 Central Mexico earthquake and Typhoon Hato in Southeast Asia, given the complexities and nature of these particular events, including the magnitude, proximity and recent occurrence of these events, limited claims data received to date, the likelihood of longer development periods associated with the specific characteristics of these events and the geographic and infrastructure limitations related to the areas affected by these events, among other matters;

•
changes in the number of insureds and ceding companies affected or the ultimate number and value of individual claims relating to natural catastrophe events due to the preliminary nature of reports and estimates of loss and damage to date;

•
changes in the amount or type of business that we write, whether due to our actions, changes in market conditions or other factors, and the aggregate amount of premium attributable to those businesses;

•
the availability, cost or quality of ceded reinsurance, and the timely and full recoverability of such reinsurance, or other amounts due to us, or changes to our projections relating to such recoverables;

•	actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than we anticipated;

•
increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third-party capital into reinsurance markets, which could harm our ability to maintain or increase our business volumes or profitability;

•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•
the impact of changes in the global financial markets, such as the effects of inflation on our business including on pricing and reserving, changes in interest rates, credit spreads and foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of our investments, future financing activities and access to such markets, our ability to pay claims or our general financial condition;

•	our ability to successfully implement our business strategy;

•	our ability to successfully attract and raise additional third party capital for existing or new investment vehicles;

•	changes in credit ratings or rating agency policies or practices, which could trigger cancellation provisions in our assumed reinsurance agreements or affect the availability of our credit facilities;

•	the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments, that could result in changes to investment valuations;

•
changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity securities before their anticipated recovery;

•
unanticipated constraints on our liquidity, including the availability of borrowings and letters of credit under our credit facilities, which may inhibit our ability to support our operations, including our ability to underwrite policies and pay claims;

•	the ability of our subsidiaries to pay dividends to XL Group, XL-Cayman and Catlin Insurance Company Ltd;

•	changes in regulators or regulations applicable to our brokers and customers or us, such as changes in regulatory capital balances that our operating subsidiaries must maintain;

•
the effects of business disruption, economic contraction or economic sanctions due to unpredictable global political and social conditions such as war, terrorism or other hostilities, cyber-attacks or pandemics;

•	the actual amount of new and renewal business and acceptance of our products and services, including new products and services and the materialization of risks related to such products and services;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	bankruptcies or other financial concerns of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that we may have as a counterparty;

•	the loss of key personnel;

•
the effects of mergers, acquisitions and divestitures, including our ability to modify our internal control over financial reporting, changes to our risk appetite and our ability to realize the strategic value or financial benefits expected, in each case, as a result of such transactions;

•
the economic, political, monetary and operational impacts of the "Brexit" referendum held on June 23, 2016 in which the U.K. electorate voted to withdraw from the European Union ("EU"), including unanticipated costs or complications associated with our decision to redomesticate XL Insurance Company SE from the U.K. to Ireland, or the possibility that this redomestication or other Brexit-related decisions do not have the results anticipated;

•
changes in general economic, political or monetary conditions, including new or continued sovereign debt concerns in Euro-Zone countries or emerging markets such as Brazil or China, or governmental actions for the purpose of stabilizing financial markets;

•	changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•	judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms;

•
the effects of climate change (such as changes to weather patterns, sea levels or temperatures) on our business, which our modeling or risk management practices may not adequately address due to the uncertain nature of climate change; and

•	the other factors set forth in the documents incorporated by reference, which are on file with the SEC.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes,including the financing of our operations, the possible repayment of indebtedness and possible business acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
The following table shows the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends of XL Group and its subsidiaries for each of the periods indicated:

	(Unaudited) Six Months Ended	Fiscal Year Ended December 31,
	June 30, 2017(1)	2016(1)	2015(1)	2014(1)	2013(1)	2012(1)
Ratio of earnings to fixed charges	5.6	3.5	9.1	3.2	7.6	5.2
Ratio of earnings to combined fixed charges and preference dividends	3.6	2.3	6.3	2.1	5.2	3.5

(1)
We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
XL Group may offer from time to time under this prospectus, separately or together:

•	common shares;

•	preference shares;

•	depositary shares;

•	warrants to purchase common shares of XL Group;

•	purchase contracts;

•
purchase units, each representing ownership of one or more purchase contracts and, as security for the holder’s obligation to purchase common shares under the share purchase contract, a beneficial interest in any one or more of:  (1) debt securities of XL Group (which may be senior or subordinated), (2) debt or equity obligations of third parties, including U.S. Treasury securities of XL Group, (3) preference shares of XL Group, or (4) debt securities of XL-Cayman (which may be senior or subordinated);

•	unsecured senior or subordinated debt securities; and

•	guarantees of XL-Cayman unsecured senior or subordinated debt securities.
XL-Cayman may offer from time to time under this prospectus unsecured senior or subordinated debt securities guaranteed by XL Group.
References to “we,” “our” or “us” in “Description of XL Group Ltd Share Capital,” “Description of XL Group Ltd Common Shares,” “Description of XL Group Ltd Preference Shares,” “Description of XL Group Ltd Depositary Shares,” “Description of XL Group Ltd Common Share Warrants,” “Description of XL Group Ltd Purchase Contracts and Purchase Units” and “Description of Debt Securities and Guarantees” refer solely to XL Group Ltd and not its subsidiaries.

DESCRIPTION OF XL GROUP LTD SHARE CAPITAL
Our authorized share capital is US$9,999,900 divided into 500,000,000 common shares with a par value of  $0.01 per share, and 499,990,000 shares, which may include preference shares, with a par value of $0.01 per share. As of 7:00 a.m. (Eastern time) on October 31, 2017, we had 255,944,972 issued and outstanding common shares and no other issued and outstanding shares. All issued and outstanding shares are fully paid and nonassessable.
XL Group’s bye-laws authorize the XL Group Board of Directors (the “XL Group Board”), without shareholder approval, but subject to the provisions of XL Group’s bye-laws, the limitations prescribed by law and without prejudice to any special rights previously conferred on holders of any existing class or series of shares of XL Group, to:

•
issue, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities which are convertible into or exchangeable for shares, at such time, for such consideration and on such terms and conditions as the XL Group Board may determine.

•	issue and allot non-voting common shares that do not entitle the holders thereof to voting rights.

•
issue shares in one or more series and if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series.

Each such share will have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into the XL Group common shares or voting or otherwise, as the XL Group Board may determine on or before its allotment.
Except as otherwise specified below, references to voting by shareholders of XL Group are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of XL Group.

DESCRIPTION OF XL GROUP LTD COMMON SHARES
General
The following description of our common shares is a summary. You should refer to the provisions of our memorandum of association and our bye-laws. Rights under the common shares are subject to Bermuda law, including the Bermuda Companies Act 1981 as amended (the “Bermuda Companies Act”), as described in this prospectus.
Pre-emption Rights, Share Warrants and Share Options
Under Bermuda law, there are no statutory pre-emption rights and therefore, no shareholder of a Bermuda company has an automatic pre-emptive right to subscribe for additional issuances of a company’s shares unless, and to the extent that, such right is attached to a class of shares on issue or is otherwise expressly granted to the shareholder under the bye-laws of such company or under any contract between the shareholder and the company. XL Group’s bye-laws do not grant pre-emptive rights to shareholders.
XL Group’s bye-laws provide that the XL Group Board is authorized to issue share warrants and share options by a resolution of the XL Group Board and such share warrants and share options are contractual obligations of XL Group.
XL Group is subject to the rules of the NYSE requiring shareholder approval of certain share issuances.
Dividends
Under the bye-laws of XL Group and in accordance with the Bermuda Companies Act, the XL Group Board may from time to time declare dividends, or distributions out of contributed surplus (either in cash or in specie, including in shares of XL Group) to be paid to the shareholders in proportion to the number of shares held by them, and in accordance with their rights and interests, including such interim dividends as appear to the XL Group Board to be justified by the position of XL Group.
XL Group’s bye-laws authorize the XL Group Board, in its discretion (but subject to any rights or restrictions at the time lawfully attached to any class or series of shares, and subject to XL Group’s bye-laws and the solvency requirements discussed below), to declare such dividends and determine that any dividend shall be paid in cash or wholly or partly in specie, in which case the XL Group Board may fix the value for distribution in specie of any assets.
XL Group’s bye-laws provide that no dividend or distribution payable by XL Group will bear interest against XL Group and the XL Group Board may deduct from any such dividend or distribution all sums of money (if any) presently payable by him or her to XL Group on account of calls or otherwise in respect of shares of XL Group. Any dividend, or distribution out of contributed surplus, unclaimed for a period of six years from the date of declaration of such dividend or distribution will be forfeited and will revert and belong to XL Group.
Under the Bermuda Companies Act, a company may not (i) declare a dividend or (ii) make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (x) the company is or would, after the payment, be unable to pay its liabilities as they become due or (y) the realizable value of the company’s assets would thereby be less than its liabilities.
Under XL Group’s bye-laws, a majority of the XL Group Board may fix, in advance, a record date for determining the shareholders entitled to receive any dividend or distribution.
Repurchased and redeemed XL Group common shares may be canceled or held as treasury shares in accordance with the Bermuda Companies Act and on such terms as the XL Group Board thinks fit.
There is no distinction between interim and final dividends in Bermuda as the declaration and payment of dividends is at the discretion of the XL Group Board. Once the XL Group Board declares and pays a dividend, only then will the XL Group Board be obliged to pay the dividend to XL Group common shareholders, subject to the solvency requirements discussed above and any other conditions set by the XL Group Board. Directors must also consider that the dividend declaration is in the interests of XL Group.

Share Repurchases, Redemptions and Conversions
Repurchases and Redemptions by XL Group
Under XL Group’s bye-laws, the XL Group Board may exercise all of the powers of XL Group to purchase or acquire all or any part of its own shares at any price and upon such terms as the XL Group Board may in its discretion determine, provided always that such acquisition is in accordance with the Bermuda Companies Act. Further XL Group may acquire its own shares as treasury shares in accordance with the Bermuda Companies Act and on such terms as the XL Group Board think fit. The Bermuda Companies Act prohibits XL Group from exercising the rights to attend and vote at a general meeting of XL Group that attach to any treasury shares acquired by XL Group.
XL Group must satisfy the solvency requirements under the Bermuda Companies Act if it is to purchase its shares and may not purchase its own shares if, on the date on which the purchase is to be effected, there are reasonable grounds for believing that XL Group is, or after the purchase would be, unable to pay its liabilities as they become due.
Bonus Shares
Under XL Group’s bye-laws, the XL Group Board may capitalize any part of the amount standing to the credit of  (i) any of XL Group’s share premium or other reserve accounts or funds; or (ii) the profit and loss account or otherwise, available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to XL Group’s shareholders.
Consolidation and Division; Subdivision
Under its bye-laws, XL Group may, by resolution of the XL Group shareholders passed by more than 50% of the votes cast at a meeting of shareholders, divide any or all of its share capital into shares of smaller par value than its existing shares (often referred to as a stock split) or consolidate any or all of its share capital into shares of larger par value than its existing shares (often referred to as a reverse stock split).
Reduction of Share Capital
XL Group may, by resolution of the XL Group shareholders and by publishing the intent to reduce its capital in a local newspaper, reduce its authorized but unissued share capital, or its issued share capital, in any way and on such terms as it sees fit, pursuant to the Bermuda Companies Act. Under the Bermuda Companies Act, a Bermuda company may agree in its bye-laws that no shareholder approval of such share capital reduction is required. However, for these purposes, XL Group’s bye-laws require more than 50% of the votes cast by XL Group shareholders at a meeting of shareholders to pass the resolution, provided a reduction of issued share capital shall require the affirmative vote of 75% of votes cast by shareholders present or represented by proxy and voting at such general meeting. Where any such share capital reduction is carried out, XL Group must file a memorandum of reduction of share capital with the Bermuda Registrar of Companies.
Voting
Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of XL Group common shares is entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the XL Group shareholders. However, if, and for so long as, the votes conferred by the XL Group Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL Group Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL Group’s bye-laws. “XL Group Controlled Shares” of a person (as defined in XL Group’s bye-laws) include (1) all XL Group shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) or (2) all XL Group shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.
Holders of XL Group common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the XL Group Board can elect 100% of the directors to the XL Group Board and the holders of the remaining shares will not be able to elect any directors to the XL Group Board.

Shareholder decisions are generally taken by resolution at general meetings. Resolutions generally require approval by a simple majority of the votes cast at the meeting or by such higher majority as set out in the bye-laws or by statute. Matters requiring more than a simple majority resolution as a matter of Bermuda statutory law include, among other things, entering into a scheme of arrangement or merger (75%) (subject to reduction as set forth in XL Group’s bye-laws) and removing an auditor (66 2/3%).
Variation of Rights Attaching to a Class of Shares
Under the Bermuda Companies Act, the rights attaching to any class of shares may be varied by the consent of the holders of those issued shares at such threshold as set out in the bye-laws.
Variation of any special rights attached to any class of issued shares of XL Group must, in accordance with XL Group’s bye-laws, be approved by (i) the consent in writing of the holders of all of the issued and outstanding shares of that class; or (ii) with the sanction of a resolution passed by two-thirds (2/3) of the votes cast at a separate general meeting of the shareholders of the class at which meeting the necessary quorum must be two persons at least holding or representing by proxy one-third (1/3) of the issued shares of the class.
The rights conferred upon the shareholders of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
In addition, where the rights attaching to any class of shares are varied in accordance with the relevant bye-laws, the holders of at least 10% of the issued shares of that class could apply to the Bermuda Court to have the variation canceled.
Inspection of Books and Records
Pursuant to XL Group’s bye-laws, the XL Group Board is required to keep records of account at XL Group’s registered office for inspection by the directors. Where the records of account are held in a location outside of Bermuda, the directors are required to keep at XL Group’s office such records as will enable the directors to ascertain with reasonable accuracy the financial position of XL Group at the end of each three month period. The shareholders of XL Group have no right to inspect any accounting record or book or document of XL Group except as provided for by law or as authorized by the XL Group Board.
XL Group must also keep a register of shareholders at its registered office in Bermuda for inspection and the Secretary of XL Group is required to establish and maintain a register of directors and officers for public inspection as prescribed by the Bermuda Companies Act. In addition, XL Group must file with the Bermuda Registrar of Companies a list of its directors containing, in the case of an individual director, his or her first and last name and address, or, in the case of a company acting as director, its name and registered office address. As a Bermuda company whose shares are listed on an appointed stock exchange (i.e. the NYSE), XL Group may, in addition to its register of members at its registered office, keep one or more branch registers in a location outside of Bermuda. However, such branch register(s) must be kept in the same manner in which the register of members in Bermuda must be kept.
Acquisitions
Amalgamations and Mergers
Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires, subject to the company’s bye-laws, the amalgamation or merger to be approved by the company’s board of directors and by its shareholders. The Bermuda Companies Act prescribes approval by 75% of shareholders but permits companies to reduce this in its bye-laws to a simple majority.
The XL Group bye-laws require that any amalgamation or merger must be approved by (1) 75% of the votes cast by shareholders of XL Group present or represented by proxy and voting at a general meeting or (2) if the XL Group Board has unanimously approved the proposed amalgamation or merger, a majority of votes cast by shareholders of XL Group present or represented by proxy and voting at such general meeting.
For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Schemes of Arrangement
Bermuda companies are able to apply to the Bermuda Supreme Court (the “Bermuda Court”) under Section 99 of the Bermuda Companies Act to obtain the Bermuda Court’s sanction of a proposed scheme of arrangement. Schemes may be transfer schemes or cancellation schemes but, unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test or obtain the agreement of all of its creditors to the scheme. In either case, dissenting shareholders do not have express statutory appraisal rights, but the Bermuda Court will only sanction a scheme if it is fair. Shares owned by the offeror can be voted to approve the scheme but the Bermuda Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.
Under the Bermuda Companies Act, any scheme must be approved by a majority in number representing three quarters in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting.
A Bermuda company may effect a squeeze-out of a minority shareholder in a Bermuda company by way of a general offer followed by a squeeze-out under Section 102 of the Bermuda Companies Act. Broadly, if the offer is approved by the holders of 90% in value of the shares which are the subject of the offer, the offeror can compulsorily acquire the shares of dissenting shareholders. Shares owned by the offeror or its subsidiaries or their nominees at the date of the offer do not, however, count towards the 90%. If the offeror or any of its subsidiaries or any nominee of the offeror, or any of its subsidiaries together already own more than 10% of the shares in the subject company at the date of the offer, the offeror must offer the same terms to all holders of the same class and the holders who accept the offer, besides holding not less than 90% in value of the shares, must also represent no less than 75% in number of the holders of those shares, although the additional restrictions should not apply if the offer is made by a subsidiary of a parent (where the subsidiary does not own more than 10% of the shares of the subject company) even where the parent owns more than 10% of the shares of the subject company, provided that the subsidiary and the parent are not nominees.
The 90% acceptance must be obtained within four months after the making of the offer and, once obtained, the compulsory acquisition may be commenced within two months of the acquisition of the 90%. Dissenting shareholders do not have express appraisal rights but are entitled to seek relief  (within one month of the compulsory acquisition notice) from the Bermuda Court which has power to make such orders as it thinks fit.
There is an alternative squeeze-out mechanism exercisable by the holders of 95% or more of the shares or any class of shares serving notice on the remaining shareholders or class of shareholders under Section 103 of the Bermuda Companies Act. Dissenting shareholders have a right to apply to the Bermuda Court within one month of the compulsory acquisition notice to have the value of their shares appraised by the Bermuda Court, but these appraisal rights differ from the appraisal rights in a merger, in that under Section 103 of the Bermuda Companies Act, if one dissenting shareholder applies to court and is successful in obtaining a higher valuation, that valuation must be paid to all shareholders being squeezed out.
Appraisal Rights
Under the Bermuda Companies Act, a dissenting shareholder of an amalgamating or merging company who did not vote in favor of the amalgamation or merger and does not believe it has been offered fair value for its shares may within one month of the giving of the notice calling the meeting at which the amalgamation or merger was decided upon apply to the Bermuda Court to appraise the fair value of its shares. Where the Bermuda Court has appraised any such shares and the amalgamation or merger has not been consummated before the appraisal then, within one month of the Bermuda Court appraising the value of the shares, the company is entitled to either: (i) pay to the dissenting shareholder an amount equal to the value of its shares as appraised by the Bermuda Court or (ii) terminate the amalgamation or merger agreement in accordance with the Bermuda Companies Act.
Where the Bermuda Court has appraised the fair value of any shares and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the shares, if the amount (if any) paid to the dissenting shareholder for his or her shares is less than that appraised by the Bermuda Court, the amalgamated or surviving company must pay to such shareholder the difference between the amount paid to such shareholder and the value appraised by the Bermuda Court.
There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of any shares will be allocated between the company and the shareholder in the discretion of the Bermuda Court.

Disclosure of Interests in Shares
Under Bermuda law, securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include the XL Group common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed.
In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of XL Group common shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.
Anti-Takeover Provisions
Bermuda law does not include any takeover regulations applicable to shareholders of Bermuda companies.
XL Group’s bye-laws provide that the XL Group Board must decline to register a transfer of shares if it appears to the XL Group Board that the effect of such transfer would be to increase the number of the XL Group Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of XL Group.
Corporate Governance
XL Group’s bye-laws allocate authority over the management of XL Group to the XL Group Board who may exercise all the powers of XL Group (except those powers that are required by the Bermuda Companies Act and XL Group’s bye-laws to be exercised by the shareholders of XL Group). The XL Group Board may delegate management (including its powers, discretions and authorities) of XL Group to committees of the XL Group Board or to any company, firm or person or any fluctuating body of persons for such period and subject to such conditions as the XL Group Board may think fit. Regardless of any delegation, the XL Group directors cannot absolve themselves entirely of their responsibility by delegation to others.
Duration; Dissolution; Rights upon Liquidation
XL Group’s duration is unlimited. XL Group may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholder’s voluntary winding up, the company must be solvent and a special resolution of the shareholders is required. XL Group may also be dissolved by way of court order on the application of a creditor.
In the event of a voluntary or involuntary liquidation, dissolution or winding up of XL Group, the holders of XL Group common shares will be entitled to share equally in any of the assets available for distribution after XL Group has paid in full all of its debts and after the holders of all series of XL Group’s outstanding preferred shares, if any, have received their liquidation preferences in full.
The rights of the shareholders to a return of XL Group’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in XL Group’s bye-laws or the terms of any shares issued by the Board of Directors of XL Group from time to time. The holders of preference shares, in particular, may have the right to priority over common or other shareholders in a dissolution or winding up of XL Group.
No Share Certificates
It is not intended that XL Group will issue share certificates unless certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system, or the terms of issue of any class or series of its shares.
Under the bye-laws of XL Group, holders of XL Group common shares will have no right to certificates for their shares, except on request. Holders’ rights to request certificates for shares are subject to any resolution of the Board of Directors of XL Group determining otherwise.

Stock Exchange Listing
The XL Group common shares are listed on the NYSE under the symbol “XL,” and on the Bermuda Stock Exchange under the symbol “XL.BH.”
No Sinking Fund
The XL Group common shares will have no sinking fund provisions.
Transfer and Registration of Shares
The XL Group share register is maintained by its transfer agent. Registration in this share register is determinative of membership in XL Group. A shareholder of XL Group who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in XL Group’s official share register, as the depository or other nominee will remain the record holder of such shares.
The XL Group Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share, subject to any limitation on such right of the XL Group Board imposed by law.
The XL Group Board may also refuse to register a transfer unless the shares of XL Group are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to XL Group or XL Group’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the XL Group Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, and (C) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required).
Among other things, the XL Group Board may also decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as the XL Group Board may from time to time determine (except as may be required by law). Further, XL Group’s bye-laws provide that the XL Group Board must decline to register a transfer of shares if it appears to the XL Group Board that the effect of such transfer would be to increase the number of the XL Group Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.
If the XL Group Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within thirty days after the date on which the instrument of transfer was lodged with XL Group.
Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.
Incentive Equity Plans
We maintain the 1991 Performance Incentive Program, as amended and restated effective May 13, 2016 and as subsequently amended effective July 25, 2016 (the “1991 Program”), which provides for grants to our employees of non-qualified or incentive stock options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”) related to common shares. Pursuant to the amendment and restatement of the 1991 Program, non-employee directors have been removed as eligible participants in the 1991 Program; no awards have been made to our non-employee directors since April 29, 2005. The 1991 Program is administered by the compensation committee of the XL Group Board or another committee designated by the XL Group Board (the “Compensation Committee”). Options may be granted with or without SARs. Grant prices are established at the fair market value of our common shares at the date of grant. Options and SARs have a life of no longer than 10 years and vest as set forth at the time of grant.
Restricted stock and restricted share units settled in common shares issued under the 1991 Program vest over such period as the Compensation Committee may approve. These grants contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. The grant recipients generally have the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends, or dividend equivalent units, and the right to vote such restricted stock.

Performance units granted under the 1991 Program generally vest and pay out in an amount of common shares ranging from 0% to 200% of the number of performance units granted contingent on the achievement of performance metrics established by the Compensation Committee at the end of the specified performance period. Performance units do not have dividend rights, nor do they provide the participant the right to vote.
We also maintain the Directors Stock & Option Plan, as amended and restated effective May 8, 2015 (the “Directors’ Plan”), and subsequently amended effective July 25, 2016, which provides for grants to non-employee directors of non-qualified options, restricted stock and restricted stock units related to common shares. Stock options granted under the Directors’ Plan have an exercise price of no less than 100% of the fair market value of the underlying share on the date of grant and the term of the options are not longer than 10 years. No stock options have been granted to our non-employee directors since 2014. A non-employee director who receives a grant of restricted stock has the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends, or dividend equivalent units, and the right to vote such restricted stock. Restricted stock unit awards provide for the delivery of a number of shares equal to the number of restricted stock units at the time and subject to the terms and conditions established by the XL Group Board of Directors.
During the years ended December 31, 2016, 2015 and 2014 XL Group and XL-Ireland (the predecessor issuer to XL Group) granted: 2,200 thousand, 1,974 thousand, and 1,025 thousand options, respectively, to purchase XL Group common shares and XL-Ireland ordinary shares to our directors and employees related to our incentive equity plans; 48 thousand, 44 thousand, and 46 thousand shares, respectively, of our restricted stock to our directors and employees related to incentive equity plans; 1,117 thousand, 1,534 thousand, and 1,867 thousand restricted stock units, respectively, which settle in common shares as described above, to our employees related to our incentive equity plans; and 738 thousand, 781 thousand, and 572 thousand performance units, respectively, which settle in common shares as described above, to our employees related to our incentive equity plans.

DESCRIPTION OF XL GROUP LTD PREFERENCE SHARES
General
We are authorized to issue up to 999,990,000 shares, consisting of 500,000,000 common shares with a par value of  $0.01 per share and 499,990,000 shares with a par value of  $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue shares with such preferred, deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise, as the board of directors may from time to time determine.
The following is a description of certain general terms and provisions of the shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference shares”). The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
The following description of our preference shares is a summary. You should refer to the provisions of our memorandum of association, our bye-laws and the terms of each class or series of the preference shares that will be filed with the SEC at or prior to the time of issuance of such class or series of the preference shares and described in the applicable prospectus supplement. Rights under the preference shares are subject to the Bermuda Companies Act, as described in this prospectus.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to such class or series of preference shares and, in accordance with XL Group’s bye-laws, shall be set forth in a Certificate of Designation in the minutes of the XL Group Board authorizing the issuance of such shares and such Certificate of Designations shall be attached as an exhibit to the bye-laws of XL Group, but shall not form part of such bye-laws, and may be examined by any shareholder of XL Group on request (each, a “Certificate of Designation”).
The board of directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

•
the dividend rate and rights in respect of dividends on the preference shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference shares, if any;

•	the voting powers, if any, of the preference shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference shares;

•	any conversion provisions applicable to that class or series of preference shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.
Dividends
Holders of preference shares will be entitled to receive out of distributable profits of XL Group, when, as and if declared and paid by the XL Group Board, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement and Certificate of Designation. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, such class or series of preference shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the common shares and generally we may not redeem or purchase any common shares.
For a discussion of limitations on funds available to us for the payment of dividends, see “Description of XL Group Ltd Common Shares — Dividends.”
Voting Rights
The holders of the preference shares shall not, except as required by law or as set forth in the applicable prospectus supplement and Certificate of Designation, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference shares shall be entitled to vote, they shall be entitled to one vote for each share held.
Unless otherwise stated in the applicable prospectus supplement and Certificate of Designation, if six or more full quarterly dividends (whether consecutive or not) on any series of preference shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference share entitling the holder thereof to one vote.
Any director who shall have been elected by holders of preference shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference shares of all series given at a special meeting of such shareholders called for such purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference shares. At the end of the voting period, the holders of preference shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.
In addition, certain transactions that would vary the rights of the holders of any series of outstanding preference shares cannot be made, in accordance with XL Group’s bye-laws, without (i) the consent in writing of the holders of all of the issued and outstanding shares of that class, or (ii) with the sanction of a resolution passed by two-thirds (2/3) of the votes cast at a separate general meeting of the shareholders of the class, at which meeting the necessary quorum must be two persons at least holding one-third (1/3) of the issued shares of the class.
Ranking
The preference shares will rank senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Group. Without the requisite vote of holders of the preference shares to vary the rights of such holders, as described above under “— Voting Rights,” no class or series of capital shares can be created ranking senior to the preference shares as to dividend rights or liquidation preference.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of preference shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference shares of such series and any of our other preference shares ranking as to any such distribution on a parity with our preference shares of such series are not paid in full, the holders of our preference shares of such series and of such of our other preference shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation, merger or amalgamation with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Group.
Redemption Provisions
The preference shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.
Conversion and Exchange Rights
The preference shares, if convertible, will only be convertible into our common shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference shares is convertible into common shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement and Certificate of Designation relating to such series of preference shares. Such terms will include:

(1)	in the case of any series of preference shares that is convertible into common shares:

a.	the number of common shares into which preference shares of such series are convertible;

b.	the conversion price (or manner of calculation thereof);

c.	the conversion period;

d.
provisions as to whether conversion will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event);

e.	the events requiring an adjustment of the conversion price; and

f.	provisions affecting conversion in the event of the redemption of such series of preference shares; and

(2)	in the case of any series of preference shares that is exchangeable into debt securities:

a.	the principal amount of debt securities into which preference shares of such series are exchangeable;

b.	the exchange period; and

c.
provisions as to whether the exchange will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event

Any exchange of preference shares into debt securities will be carried out in a manner described in the applicable prospectus supplement and may be accomplished through a redemption of the preference shares and issuance of new debt securities if so specified.
Miscellaneous
Our preference shares will have no statutory pre-emption rights. All of our preference shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL GROUP LTD DEPOSITARY SHARES
General
XL Group may issue depositary shares that represent preference shares, the particular terms of which, together with related agreements and receipts, will be described in the prospectus supplement and Certificate of Designation relating to those depositary shares. The following description of depositary shares that represent preference shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preference shares, which will be filed with the SEC promptly after the offering of that series of preference shares.
The preference shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the preference shares (but only in whole preference shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preference shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess of the whole number of depositary shares.
Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.
Dividends and Other Distributions
The preference share depositary will distribute all cash dividends or other cash distributions in respect of the preference shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.
If there is a distribution other than in cash in respect of the preference shares, the preference share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference share depositary determines that it is not feasible to make such a distribution. In that case, the preference share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we, or the preference share depositary, are required to withhold on account of taxes.
Conversion and Exchange
If any preference share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement and Certificate of Designation, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.
Redemption of Depositary Shares
Whenever we redeem a preference share held by the preference share depositary, the preference share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preference shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preference shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.
Voting
Upon receipt of notice of any meeting at which the holders of any preference shares underlying the depositary shares are entitled to vote, the preference share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference shares) may then instruct the preference share depositary as to the exercise of the voting rights pertaining to the number of preference shares underlying that holder’s depositary shares. The preference share depositary will try to vote the number of preference shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference share depositary deems necessary to enable the preference share depositary to do so. The preference share depositary will abstain from voting the preference shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference shares.
Record Date
Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference shares; or

•
the preference share depositary receives notice of any meeting at which holders of preference shares are entitled to vote or of which holders of preference shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference share, the preference share depositary will in each instance fix a record date (which will be the same as the record date for the preference shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement
We and the preference share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.
Charges of Preferred Share Depositary
We will pay all charges of the preference share depositary, including charges in connection with the initial deposit of the preference shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preference share is entitled to vote, withdrawals of the preference share by the holders of depositary receipts or redemption or conversion of the preference share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference shares.
Miscellaneous
Neither we nor the preference share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the preference share depositary may rely on advice of or information from counsel, accountants or other persons that we and the preference share depositary believe to be competent and on documents that we and the preference share depositary believe to be genuine.
The preference share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference share depositary and the successor depositary has not accepted its appointment within 60 days after the preference share depositary delivered a resignation notice to us, the preference share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF XL GROUP LTD COMMON SHARE WARRANTS
General
XL Group may issue common share warrants independently or together with any securities offered by any prospectus supplement and such common share warrants may be attached to or separate from such securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between XL Group and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the common share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of common share warrant certificates or beneficial owners of common share warrants.
The following summaries of certain provisions of the warrant agreement and common share warrant certificate are not complete. You should look at the warrant agreement relating to, and the common share warrant certificate representing, a series of common share warrants.
The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Common share warrants for the purchase of common shares will be offered and exercisable for U.S. dollars only and will be in registered form only.
Terms
An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of common shares purchasable upon exercise of each such common share warrant and the price at which such number of common shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such common share warrants.
Exercise of Common Share Warrants
Each common share warrant will entitle the holder thereof to purchase such common shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered common share warrants. After the close of business on the expiration date of each common share warrant or such later date to which such expiration date may be extended by us, unexercised common share warrants will become void.
Common share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares purchasable upon such exercise, together with certain information set forth on the reverse side of the common share warrant certificate. Upon receipt of such payment and the common share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares purchasable upon such exercise. If fewer than all of the common share warrants represented by such common share certificate are exercised, a new common share warrant certificate will be issued for the remaining amount of common share warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of common share warrants may be amended or supplemented without the consent of the holders of the common share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the common share warrants and that do not adversely affect the interests of the holders of the common share warrants.

Common Share Warrant Adjustments
Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares covered by, a common share warrant are subject to adjustment in certain events, including:

(1)	the issuance of common shares as a dividend or distribution on the common shares;

(2)	certain subdivisions and combinations of the common shares;

(3)
the issuance to all holders of common shares of certain rights or warrants entitling them to subscribe for or purchase common shares at less than the current market value, as defined in the applicable warrant agreement for such series of common share warrants; and

(4)	the distribution to all holders of common shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.
No adjustment to the exercise price of, and the number of common shares covered by, a common share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect, provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment and, provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares covered by, a common share warrant will not be adjusted for the issuance of common shares or any securities convertible into or exchangeable for common shares, or securities carrying the right to purchase any of the foregoing.
In the case of:

(1)	a redesignation of the common shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common shares, the holders of the common share warrants then outstanding will be entitled thereafter to convert such common share warrants into the kind and amount of common shares and other securities or property which they would have received upon such redesignation, consolidation, merger, sale or conveyance had such common share warrants been exercised immediately prior to such redesignation, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL GROUP LTD PURCHASE CONTRACTS AND
PURCHASE UNITS
XL Group may issue purchase contracts, which may be prepaid, representing contracts obligating holders to purchase from XL Group and obligating XL Group to sell or deliver to the holders, or holders to sell to XL Group and XL Group to purchase from the holders, to the extent permitted by the Bermuda Companies Act, a fixed or varying number of common shares or other securities at a future date or dates. The price per common share or other security may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of common shares or other securities to be delivered pursuant to such purchase contract upon the occurrence of certain events. The purchase contracts may be entered into separately or as a part of purchase units consisting of one or more purchase contracts and any one or more of:

(1)	debt securities of XL Group (which may be senior or subordinated) and have fixed maturity or provide for amortizing payments;

(2)	preference shares of XL Group;

(3)	debt or equity obligations of third parties, including U.S. Treasury securities owned by XL Group; or

(4)	debt securities of XL-Cayman (which may be senior or subordinated).
The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract. Any one or more of the above securities, common shares, other securities or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares or other securities under the purchase contracts. The purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares or other securities deliverable by such holders under purchase contracts requiring the holders to sell common shares or other securities to XL Group. The purchase contracts or purchase units also may require us to make periodic payments to the holders of the purchase contracts or purchase units, as the case may be, or vice versa, and these payments may be unsecured or pre-funded, in whole or in part. The terms of any payments provided for under the purchase contracts and/or purchase units will be described in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
XL Group and/or XL-Cayman, each, for purposes of this section, an “Issuer,” may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, such as (i) the Indenture, dated as of September 30, 2011, by and among XL-Cayman, as issuer, XL-Ireland, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and/or supplemented by (A) the First Supplemental Indenture, dated September 30, 2011, by and among XL-Ireland, XL-Cayman and the Trustee, (B) the Second Supplemental Indenture, dated as of November 21, 2013, by and among XL-Cayman, XL-Ireland and the Trustee and (C) the Third Supplemental Indenture, dated as of July 25, 2016, by and among XL-Cayman, XL-Ireland, XL Group, as guarantor, and the Trustee, as may be further amended and/or supplemented from time to time, or (ii) the Indenture, dated as of March 30, 2015, by and among XL-Cayman, as issuer, XL-Ireland, as guarantor, and the Trustee, as trustee, as amended and/or supplemented by (A) the First Supplemental Indenture, dated as of March 30, 2015, by and among XL-Cayman, XL-Ireland and the Trustee and (B) the Second Supplemental Indenture, dated as of July 25, 2016, by and among XL-Cayman, XL-Ireland, XL Group, as guarantor, and the Trustee, as may be further amended and/or supplemented from time to time.
In connection with our redomestication and pursuant to, as applicable, the Fourth Supplemental Indenture, dated as of August 3, 2016, to XL-Cayman’s Indenture, dated as of September 30, 2011, by and among XL-Cayman, XL-Ireland, XL Group and the Trustee, and the Third Supplemental Indenture, dated as of August 3, 2016, to XL-Cayman’s Indenture, dated as of March 30, 2015, by and among XL-Cayman, XL-Ireland, XL Group and the Trustee, XL-Ireland has been released as guarantor under those indentures.
Any senior debt securities or subordinated debt securities issued by XL Group will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case between XL Group and a trustee qualified under the Trust Indenture Act of 1939 (as amended the “Trust Indenture Act”). Any senior debt securities or subordinated debt securities issued by XL-Cayman will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case, among XL-Cayman, XL Group and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indentures and the subordinated indentures, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” The trustee under any indenture is referred to as the “trustee.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, and executed by the same parties that are parties to the relevant indenture. All senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group. See “Description of Debt Securities and Guarantees — Guarantees.”
The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture (including the guarantee provisions contained therein in the case of the XL-Cayman indenture) and any applicable U.S. federal income tax, Bermuda and Cayman Islands law considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Terms
The debt securities will be unsecured obligations of the applicable Issuer.
The senior debt securities will rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer.
The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness, which is defined in the section called “— Ranking of Debt Securities” below, of the applicable Issuer.
The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)
the Issuer of such debt securities, the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)
the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

(4)
if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)
the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of common shares below certain levels for a minimum period of time);

(7)
the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the applicable Issuer in respect of such debt securities and the applicable indenture may be served;

(9)
the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the Issuer’s option;

(10)
the Issuer’s obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)
if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)
whether the principal of or interest, if any, on the debt securities of the series is to be payable, at the Issuer’s election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)
any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)
whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Group or XL-Cayman, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.
If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all U.S. federal income tax considerations will be described in the applicable prospectus supplement.
Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit either Issuer’s ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving either Issuer, including a highly leveraged transaction involving either Issuer or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.
Guarantees
Payment of principal, premium, if any, and interest on any senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group, and each such guarantee will be an unsecured and unsubordinated obligation of XL Group and will rank equal with all the future unsubordinated debt of XL Group. Payment of principal, premium, if any, and interest on any subordinated debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group, and each such guarantee will rank subordinate in right of payment to the senior indebtedness of XL Group. XL Group’s obligations under the guarantees will be irrespective of:

•	any lack of validity or enforceability of any agreement or instrument relating to the debt securities;

•
any change in the time, manner or place of payment under, or in any other term in respect of, all or any debt securities, or any other amendment or waiver of or consent to any departure from any other agreement relating the debt securities;

•
any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any debt securities;

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, XL-Cayman in respect of the debt securities;

•	the absence of any action on the part of the trustee to obtain payment under the debt securities or the indenture from XL-Cayman;

•
any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of XL-Cayman, including, without limitation, rejection of the debt securities in such bankruptcy; or

•
the absence of notice or any delay in any action to enforce any provision of the debt securities or the indenture or to exercise any right or remedy against the guarantor or XL-Cayman, whether under the indenture, the debt securities or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, XL Group will not waive any defense that would be available to XL-Cayman based on a breach, default or misrepresentation by the trustee, or failure of any condition to XL-Cayman’s obligations under the indenture or the illegality of any provision of the indenture.
The trustee has the right to proceed first and directly against XL Group, without first proceeding against XL-Cayman or exhausting any other remedies it may have, in the event of default of performance by XL-Cayman under the applicable indenture.
Denomination, Interest, Registration and Transfer
The applicable Issuer will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of  $2,000 and increments of  $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the applicable Issuer’s option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•
will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by the Issuer for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by the Issuer for such purpose.
No service charge will be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. XL Group or XL-Cayman may act as registrar and may change any registrar without notice.
Certain Covenants
The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.
Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provisions described below.
An Obligor (the “Relevant Obligor”) may not (1) consolidate with or merge with or into any other person (other than another Obligor) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than another Obligor), (2) permit any person (other than another Obligor) to consolidate with or merge into it or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it unless:

•
in the case of  (1) and (2) above, the Relevant Obligor is the surviving person, or if the Relevant Obligor is not the surviving person, such person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the EU and the person expressly assumes all of the obligations of the Relevant Obligor under the securities and the applicable indenture;

•
immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, will have occurred and be continuing; and

•
the Relevant Obligor shall have delivered to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of the applicable indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

As used above, “Obligor” means each of XL Group and XL-Cayman.
Reporting by the Issuer
Under the applicable indenture, the applicable Issuer will be required to file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which such Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the applicable Issuer is not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then it shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The applicable Issuer also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by such Issuer (in the case of debt securities issued by XL-Cayman, by XL-Cayman and XL Group) with the conditions and covenants of the applicable indenture as may be required from time to time under the rules and regulations of the SEC. Notwithstanding the foregoing, in the case of debt securities issued by XL-Cayman, for so long as XL Group remains a guarantor under the applicable indenture, or if at any time any other direct or indirect parent company of XL-Cayman is a guarantor of its debt securities, the reports, information and other documents required to be filed and furnished may, at the option of XL-Cayman, be filed by and be those of XL Group or such other parent, as applicable, rather than XL-Cayman.
Ranking of Debt Securities
General
Each Issuer is a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries. The subsidiaries of XL-Cayman generate substantially all of the Issuers’ operating income and cash flow. As a result, distributions and advances from XL-Cayman’s subsidiaries are the principal source of funds necessary to meet each Issuer’s debt service obligations. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of XL-Cayman’s subsidiaries, may limit the relevant Issuer’s ability to obtain cash from XL-Cayman or XL-Cayman’s subsidiaries, as the case may be, that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by each Issuer’s subsidiaries, see Item 1 “Business — Regulation” included in XL Group’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus. In addition, because each Issuer is a holding company, the debt securities and, in the case of debt securities issued by XL-Cayman and the related XL Group guarantee, will be structurally subordinated to the claims of creditors of the relevant Issuer’s subsidiaries on their assets and earnings.
Senior debt securities
The senior debt securities will be unsecured unsubordinated obligations of the applicable Issuer and will:

•	rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer;

•	be effectively subordinated in right of payment to all secured indebtedness of the applicable Issuer to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of the applicable Issuer’s subsidiaries (because each Issuer is a holding company).
Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by either Issuer or their subsidiaries.
Subordinated debt securities
The subordinated debt securities will be the applicable Issuer’s unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of the applicable

Issuer’s senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the applicable Issuer or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.
If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by the applicable Issuer or any other person on the applicable Issuer’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.
If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither the applicable Issuer nor any other person on the applicable Issuer’s behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.
Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).
The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of the applicable Issuer’s or the applicable Issuer’s subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of the applicable Issuer’s insolvency, holders of the subordinated debt securities may recover ratably less than the applicable Issuer’s general creditors.
Unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, "senior indebtedness" means, with respect to the applicable Issuer,

(1)
the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of  (A) the applicable Issuer’s indebtedness for money borrowed and (B) the applicable Issuer’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the applicable Issuer, including any such securities issued under any deed, indenture or other instrument to which the applicable Issuer is a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of the applicable Issuer’s capital lease obligations;

(3)
all of the applicable Issuer’s obligations issued or assumed as the deferred purchase price of property, all of the applicable Issuer’s conditional sale obligations, all of the applicable Issuer’s hedging agreements and agreements of a similar nature thereto and all of the applicable Issuer’s agreements relating to any such agreements, and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of the applicable Issuer’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the applicable Issuer is responsible or liable as obligor, guarantor or otherwise;

(6)
all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of the applicable Issuer’s property or assets (whether or not such obligation is assumed by the applicable Issuer); and

(7)
any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.
Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.
Discharge and Defeasance
Under the terms of the indentures, the applicable Issuer will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) and, in the case of debt securities issued by XL-Cayman and XL Group will be discharged from any and all obligations in respect of the related guarantee and applicable indenture, if:

(1)
the applicable Issuer delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series; or

(2)
such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the applicable Issuer deposits with the debt securities trustee, in trust:

a.
in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

b.
in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, the applicable Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the applicable indenture (and in the case of securities issued by XL-Cayman, to release XL Group, from its obligations under equivalent covenants), and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)
by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over the applicable Issuer’s other creditors; and

(3)	after giving notice to the trustee of the applicable Issuer’s intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

a.	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

b.
in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)
the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the applicable Issuer is a party or by which the applicable Issuer is bound;

(2)
no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to the applicable Issuer will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)
the applicable Issuer has delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the applicable Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event the applicable Issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.
Modification and Waiver
The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the applicable indenture;

(9)	in the case of debt securities issued by XL-Cayman, release XL Group from any of its obligations under the related guarantee, except in accordance with the terms of the applicable indenture;

(10)
modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or, in the case of debt securities issued by XL-Cayman, affecting the related guarantee, in each case in a manner which adversely affects the holders of such senior debt securities; or

(11)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.
Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the applicable Issuer with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)
without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)
only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•
to make any change that does not, in the good faith opinion of the board of directors, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•
to provide for the assumption of the Issuer’s (or, in the case of debt securities issued by XL-Cayman, XL-Cayman’s or XL Group’s) obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•
to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Issuer (or, in the case of debt securities issued by XL-Cayman, XL-Cayman or XL Group) has under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•
to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•
to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof
The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)
the applicable Issuer’s failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)
the applicable Issuer’s failure to perform, or breach of, any material covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to XL Group or XL-Cayman; and

(4)
in the case of XL-Cayman debt securities, the related guarantee by XL Group being declared null and void in a judicial proceeding or ceasing to be in full force and effect, or XL Group denying or disaffirming its guarantee other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.
The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The applicable Issuer shall certify to the trustee quarterly as to whether any default exists.
In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the applicable Issuer (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.
In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.
Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.
Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at the applicable Issuer’s option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.
The Trustee
The trustee for each series of debt securities will be specified in the prospectus supplement relating to such series. Each indenture contains certain limitations on the right of the trustee, as creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to the applicable Issuer. The trustee may be removed at any time, upon a 30 days’ notice, with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to the applicable Issuer. In addition, the applicable Issuer may also remove the trustee with or without cause if the applicable Issuer so notifies the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.
Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.
In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.
Governing Law
The indentures and the debt securities are governed by the laws of the State of New York, without giving effect to principles of conflicts of laws of such State.
Global Securities; Book-Entry System
The following description of the operations and procedures of The Depository Trust Company (“DTC”) is provided solely as a matter of convenience and the information set forth below has been provided to us by DTC. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.
XL Group or XL-Cayman, as the case may be, may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.
The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.
We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither the applicable Issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder.
Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, the applicable Issuer and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the applicable Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of the applicable Issuer, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither the applicable Issuer nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, the applicable Issuer will issue individual debt securities in exchange for the global security representing such debt securities.
All moneys paid by the applicable Issuer to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the applicable Issuer and the holder of such debt security thereafter may look only to the applicable Issuer for payment thereof.

PLAN OF DISTRIBUTION
XL Group and XL-Cayman may sell the securities in any of the following ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; (3) through agents; or (4) through any other method permitted by applicable law. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.
To the extent that we make sales of common shares to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales of common shares pursuant to a distribution agreement, we will issue and sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.
In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
In addition, to the extent permitted by law we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Group or XL-Cayman from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	any other material terms of the offering.
If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The securities may be sold directly by XL Group and/or XL-Cayman or through agents designated by XL Group and/or XL-Cayman from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Group and/or XL-Cayman to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If dealers are utilized in the sale of any securities, XL Group and/or XL-Cayman will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Group’s or XL-Cayman’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Group or XL-Cayman and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, XL Group or XL-Cayman will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Group or XL-Cayman at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.
Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Group or XL-Cayman, to indemnification by XL Group or XL-Cayman against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Group and/or XL-Cayman in the ordinary course of business.

Each series of securities will be a new issue and, other than the common shares, which are listed on the NYSE and the Bermuda Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Certain legal matters with respect to the securities under the laws of the State of New York will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for XL Group by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for XL-Cayman by Conyers Dill & Pearman, Grand Cayman, Cayman Islands.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to XL Group Ltd's Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS
XL Group is a Bermuda exempted company. XL-Cayman is a Cayman Islands exempted company. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Group, XL-Cayman or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Group or XL-Cayman with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, its United States agent appointed for that purpose.

XL Group Ltd
Common Shares
Preference Shares
Depositary Shares
Common Share Warrants
Purchase Contracts
Purchase Units
Debt Securities
Guarantees of XLIT Ltd. Debt Securities
XLIT Ltd.
Debt Securities
Fully and Unconditionally Guaranteed by XL Group Ltd

October 31, 2017

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be incurred by XL Group Ltd (“XL Group”) and XLIT Ltd. (“XL-Cayman” and, together with XL Group, each a “Registrant” and collectively, the “Registrants”) in connection with the distribution of securities registered hereunder.

Amount to be paid
SEC registration fee	$(1)
Stock exchange listing fees	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Blue Sky fees and expenses	(2)
Trustee and transfer agent fees	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Fees are being deferred pursuant to Rules 456(b) and 457(r).

(2)
The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
XL Group
The Bermuda Companies Act permits XL Group to indemnify its directors, officers and auditor against losses arising or liability resulting from their negligence, default, breach of duty or breach of trust in relation to XL Group or any subsidiary of XL Group; provided, that XL Group is not permitted to indemnify any such person against any liability arising from their fraud or dishonesty.
The bye-laws of XL Group provide that XL Group will indemnify every “Indemnified Person” (which includes any director or officer, including, if applicable, any resident representative) out of the assets of XL Group against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such indemnitee by or by reason of any act done, conceived in or omitted in the conduct of XL Group’s business or in the discharge of his duties or in defending any proceedings, whether civil or criminal; provided, that such expenses and liabilities are not found by a court of competent jurisdiction (upon entry of a final non-appealable judgment) to be the result of any such Indemnified Person’s fraud and dishonesty.
In a recent Bermuda Supreme Court case, the Court ordered that the indemnity provisions of a Bermuda company’s bye-laws were enforceable and could be relied on by the defendant directors after the Court found them guilty of misfeasance for breaching their duty of care owed to the company. This case demonstrates that the Bermuda courts will uphold indemnification provisions in the bye-laws of a Bermuda company to protect its directors and officers.
XL Group’s bye-laws and the Bermuda Companies Act also permit XL Group to purchase and maintain insurance for the benefit of any director or officer against any liability incurred by such person under the Bermuda Companies Act in such persons’ capacity as a director or officer or indemnifying such person in respect of any loss arising or liability attaching to such person by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to XL Group or any subsidiary thereof. XL Group’s directors and officers are provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.
In order to continue to retain and attract highly experienced and capable persons to serve as directors of XL Group, XL Group has entered into indemnification agreements (the “Bermuda Indemnification Agreements”) with each of XL Group’s directors and its corporate secretary. The Bermuda Indemnification Agreements provide that XL Group will indemnify the indemnitees to the fullest extent permitted by Bermuda law against claims related to each indemnitee’s service to (or at the request of) XL Group, except in certain circumstances, including: (i) where payment is actually made or then due (A) under an insurance policy, (B) pursuant to an agreement between indemnitee and XL Group or other entity served by indemnitee at the request of XL Group or (C) under the governing documents of XL Group or other entity served by indemnitee at the request of XL Group; (ii) in connection with a proceeding initiated by indemnitee, unless such proceeding was authorized by the XL Group Board or falls within certain limited exceptions specifically provided for in the Bermuda Indemnification Agreements; and (iii) where the indemnitee is found, in a final and non-appealable judgment of a court of competent jurisdiction, to be liable for fraud or dishonesty or an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities. The Bermuda Indemnification Agreements also provide that any and all indemnifiable expenses shall, if so requested by the indemnitee, be advanced promptly as they are incurred, provided that the indemnitee must repay any such expense advance if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnitee is not entitled to be indemnified against such expense.
XL-Cayman
Article 109 of XL-Cayman’s articles of association contains provisions with respect to indemnification of its directors and officers. The general effect of these provisions is to provide for the indemnity by XL-Cayman of an officer, director, employee or agent of XL-Cayman for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of XL-Cayman) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of XL-Cayman, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to XL-Cayman’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The articles of association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of XL-Cayman by reason of the fact that such indemnified person is an officer, director, employee or agent of XL-Cayman if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to XL-Cayman’s best interests; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to XL-Cayman unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.
To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such indemnitee in connection therewith.
XL-Cayman has entered into indemnification agreements (the “Cayman Indemnification Agreements”) with each of the directors of XL Group and the corporate secretary of XL Group, and a deed poll indemnity (the "Deed Poll") as to other current or former executives, directors and employees of XL Group (and its subsidiaries) who did not enter into the Cayman Indemnification Agreements. The Cayman Indemnification Agreements and Deed Poll provide that XL-Cayman will indemnify the indemnitees to the fullest extent permitted by Cayman Islands law against claims related to each indemnitee’s service to (or at the request of) XL Group, except in certain circumstances, including (i) where payment is actually made or then due (A) by XL Group in its discretion, (B) under an insurance policy, (C) pursuant to an agreement between indemnitee and XL Group, XL-Cayman or other entity served by indemnitee at the request of XL Group or (D) under the governing documents of XL Group, XL-Cayman or other entity served by indemnitee at the request of XL Group; (ii) in connection with a proceeding initiated by indemnitee, unless such proceeding was authorized by the XL-Cayman Board of Directors or falls within certain limited exceptions specifically provided for in the Cayman Indemnification Agreements; (iii) in connection with a proceeding brought by or in the name of XL Group, where the indemnitee is found, in a final and non-appealable judgment of a court of competent jurisdiction, to be liable for willful neglect or willful default in the performance of the indemnitee’s duty, unless a court of competent jurisdiction determines that the indemnitee is fairly and reasonably entitled to such payment. The Cayman Indemnification Agreements and Deed Poll also provide that any and all indemnifiable expenses shall, if so requested by the indemnitee, be advanced promptly as they are incurred, provided that the indemnitee must repay any such expense advance if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnitee is not entitled to be indemnified against such expenses. Prior to seeking an indemnification payment or expense advance under the Cayman Indemnification Agreements, an indemnitee must request that XL Group consider in its discretion whether to make such indemnification payment or expense advance. In the event an indemnification or expense advance (or an undertaking to provide such indemnification or advance) is not received from XL Group within five business days of such request, the indemnitees will be eligible to receive such indemnification or expense advance from XL-Cayman pursuant to the terms of the Cayman Indemnification Agreement.

ITEM 16.   EXHIBITS.
The Exhibits to this registration statement are listed in the Exhibit Index on page II-13.

ITEM 17.   UNDERTAKINGS.
EACH OF THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKES:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement on Form S-3 (this “Registration Statement”):

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act to any purchaser:

A.
each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

B.
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of such Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the Registrants hereby undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

iv.	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

POWER OF ATTORNEY AND SIGNATURES (XL-CAYMAN)
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 2017.

XLIT LTD.
By:	/s/ STEPHEN ROBB
Name: Stephen Robb Title: Director

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XLIT Ltd. (“XL-Cayman”) in their respective capacities set forth below constitutes and appoints Stephen Robb and Kirstin R. Gould, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign his or her name to this Registration Statement of XL-Cayman on Form S-3 under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder and any and all amendments (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with respect to XLIT Ltd. and on the dates indicated:

Signature	Title	Date

/s/ STEPHEN ROBB	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 31, 2017
Name: Stephen Robb
/s/ DERRICK IRBY	Director	October 31, 2017
Name: Derrick Irby
/s/ C. STANLEY LEE	Director	October 31, 2017
Name: C. Stanley Lee
/s/ MARK TWITE	Director	October 31, 2017
Name: Mark Twite
/s/ ANDREAS WEBER	Director	October 31, 2017
Name: Andreas Weber

POWER OF ATTORNEY AND SIGNATURES (XL GROUP)
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 2017.

XL GROUP LTD
By:	/s/ MICHAEL S. MCGAVICK
Name: Michael S. McGavick Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XL Group Ltd (“XL Group”) in their respective capacities set forth below constitutes and appoints Michael S. McGavick and Kirstin R. Gould, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign his or her name to this Registration Statement of XL Group on Form S-3 under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder and any and all amendments (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with respect to XL Group Ltd and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL S. MCGAVICK	Chief Executive Officer (Principal Executive Officer) and Director	October 31, 2017
Name: Michael S. McGavick
/s/ STEPHEN ROBB	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2017
Name: Stephen Robb
/s/ EUGENE M. MCQUADE	Director and Chairman of the Board of Directors	October 31, 2017
Name: Eugene M. McQuade
/s/ RAMANI AYER	Director	October 31, 2017
Name: Ramani Ayer
/s/ DALE R. COMEY	Director	October 31, 2017
Name: Dale R. Comey
/s/ CLAUS-MICHAEL DILL	Director	October 31, 2017
Name: Claus-Michael Dill
/s/ ROBERT R. GLAUBER	Director	October 31, 2017
Name: Robert R. Glauber
/s/ JOSEPH MAURIELLO	Director	October 31, 2017
Name: Joseph Mauriello
/s/ SIR JOHN VEREKER	Director	October 31, 2017
Name: Sir John Vereker

SIGNATURES (AUTHORIZED U.S. REPRESENTATIVE)
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the Authorized U.S. Representative on the date indicated:
Dated: October 31, 2017

Puglisi & Associates,

Authorized U.S. Representative
By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi Title: Managing Director

EXHIBITS INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
4.1
Form of XL Group Ltd Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.1 to XL Group’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-199842 filed on July 25, 2016).

4.2**	Form of XL Group Ltd Senior Debt Security.
4.3
Form of XL Group Ltd Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.3 to XL Group’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-199842 filed on July 25, 2016).

4.4**	Form of XL Group Ltd Subordinated Debt Security.
4.5**	Form of Debt Securities that are Fixed Rate Medium Term Notes.
4.6**	Form of Debt Securities that are Floating Rate Medium Term Notes.
4.7**	Form of XL Group Ltd Common Share Warrant Agreement.
4.8**	Form of XL Group Ltd Common Share Warrant Certificate (included as part of Exhibit 4.7).
4.9**	Form of XL Group Ltd Purchase Contract Agreement.
4.10**	Form of Pledge Agreement.
4.11**	Form of Deposit Agreement.
4.12**	Form of Depositary Receipt
4.13**	Form of XL Group Ltd Purchase Contract.
4.14**	Form of Purchase Unit.
4.15
XLIT Ltd. Senior Debt Securities Indenture dated as of September 30, 2011 among XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to XL Group plc’s Current Report on Form 8-K filed on September 30, 2011).

4.16
First Supplemental Indenture, dated September 30, 2011 to the XLIT Ltd. Senior Debt Securities Indenture dated September 30, 2011 among XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 30, 2011).

4.17
Second Supplemental Indenture, dated November 21, 2013 to the XLIT Ltd. Senior Debt Securities Indenture dated September 30, 2011 among XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 21, 2013).

Exhibit Number	Description
4.18
Third Supplemental Indenture, dated July 25, 2016, to the XLIT Ltd. Senior Debt Securities Indenture dated September 30, 2011 among XL Group Ltd, XLIT Ltd., XL Group plc and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to XL Group Ltd’s Current Report on Form 8-K filed on July 25, 2016).

4.19
Fourth Supplemental Indenture, dated August 3, 2016, to the XLIT Ltd. Senior Debt Securities Indenture dated September 30, 2011 among XL Group Ltd, XLIT Ltd., XL Group plc (In Solvent Member’s Voluntary Liquidation) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to XL Group Ltd’s Current Report on Form 8-K filed on August 9, 2016).

4.20**	Form of XLIT Ltd. Senior Debt Security.
4.21
XLIT Ltd. Subordinated Debt Securities Indenture dated as of March 30, 2015 among XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to XL Group plc’s Current Report on Form 8-K filed on March 30, 2015).

4.22
First Supplemental Indenture, dated March 30, 2015, to the XLIT Ltd. Subordinated Debt Securities Indenture dated March 30, 2015 among XL Group plc, XLIT Ltd. And Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 30, 2015).

4.23
Second Supplemental Indenture, dated July 25, 2016, to the XLIT Ltd. Subordinated Debt Securities Indenture dated March 30, 2015 among XL Group Ltd, XLIT Ltd., XL Group plc and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to XL Group Ltd’s Current Report on Form 8-K filed on July 25, 2016).

4.24
Third Supplemental Indenture, dated August 3, 2016, to the XLIT Ltd. Subordinated Debt Securities Indenture dated March 30, 2015 among XL Group Ltd, XLIT Ltd., XL Group plc and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to XL Group Ltd’s Current Report on Form 8-K filed on August 9, 2016).

4.25
Fourth Supplemental Indenture, dated June 29, 2017, to the XLIT Ltd. Subordinated Debt Securities Indenture among XL Group Ltd, XLIT Ltd., and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to XL Group Ltd’s Current Report on Form 8-K filed on June 29, 2017).

4.26**	Form of XLIT Ltd. Subordinated Debt Security.
4.27	Specimen Share Certificate (evidencing the common shares of XL Group Ltd) (incorporated by reference to Exhibit 4.1 to XL Group Ltd’s Current Report on Form 8-K filed on July 25, 2016).
5.1*
Opinion of Conyers Dill & Pearman Limited in respect of XL Group Ltd Common Shares, Preference Shares and Depositary Shares, XL Group Ltd Debt Securities, XL Group Ltd Guarantees, Common Share Warrants, Purchase Contracts and Purchase Units (Bermuda Law Opinion).

5.2*	Opinion of Conyers Dill & Pearman (Cayman Islands Law Opinion).
5.3*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (New York Law Opinion).
12
Statement regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends (incorporated by reference to Exhibit 12 to XL Group Ltd’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017 filed on August 4 2017).

23.1*	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1).
23.2*	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.2).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.3).
23.4*	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Group Ltd.
23.5*	Consent of PricewaterhouseCoopers Ltd relating to the financial statements of Catlin Group Limited.
24.1*	Powers of Attorney of XL Group Ltd (included on signature pages).

Exhibit Number	Description
24.2*	Powers of Attorney of XLIT Ltd. (included on signature pages).
25.1*	Form T-1 Statement of Eligibility of Trustee (XL Group Ltd Senior Debt Securities).
25.2*	Form T-1 Statement of Eligibility of Trustee (XL Group Ltd Subordinated Debt Securities).
25.3*	Form T-1 Statement of Eligibility of Trustee (XLIT Ltd. Senior Debt Securities).
25.4*	Form T-1 Statement of Eligibility of Trustee (XLIT Ltd. Subordinated Debt Securities).
99.1*	Acceptance of Appointment of Puglisi & Associates as U.S. Agent for Service of Process.

*Filed herewith.
** To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.